FOR IMMEDIATE RELEASE

For:	Evans Bancorp, Inc. 14-16 North Main Street Angola, New York 14006	Contact: Mark DeBacker, Treasurer Phone: (716) 926-2000 Fax: (716) 926-2005

EVANS BANCORP REPORTS 2005 ANNUAL NET INCOME OF $4.8 MILLION, UP 6.9 PERCENT OVER 2004
SOLID LOAN GROWTH OVER PRIOR YEAR

Angola, N.Y.-February 1, 2006-Evans Bancorp, Inc. (Nasdaq: EVBN) today reported net income of $1.1 million or $0.41 per share driven by strong loan growth for the quarter ended December 31, 2005. Evans Bancorp, Inc. is the holding company for Evans National Bank, a commercial bank with 10 Western New York branches, and approximately $468.5 million in assets. It is also the holding company for Evans National Financial Services, Inc., whose subsidiary, ENB Insurance Agency, Inc., has 12 office locations in Erie, Niagara, Cattaraugus and Chautauqua counties.

Fourth Quarter Performance Highlights:

•	Average earning assets grew by 7.0 percent, or $27.0 million, in comparison to the fourth quarter 2004

•	Net loans grew by $8.1 million, or an annualized 13.0 percent, in the fourth quarter 2005 as compared to the third quarter 2005

•	Net interest income grew by 12.8 percent, or $0.4 million, in comparison to the fourth quarter 2004

“We are pleased with the results of our 2005 fiscal year, which resulted in a 6.9 percent increase in our earnings,” said James Tilley, President and Chief Executive Officer of Evans Bancorp. “We continued to execute our strategic initiative of growing and rebalancing our balance sheet through redeploying assets into higher-yielding loans during the fourth quarter. We experienced a decline in net income for the fourth quarter ended December 31, 2005, as compared to the fourth quarter of 2004 primarily as a result of an exceptionally strong 2004 fourth quarter which included some investment portfolio gains as well as a much stronger insurance market. 2005 was a challenging environment for all banks as a result of the flat yield curve, yet we are encouraged by the prospects of 2006 as a result of our strategic positioning with the banking division’s earning-asset redeployment and the insurance division’s investment in growth.”

Net Income

Net income was $1.1 million or $0.41 per basic and diluted share for the quarter ended December 31, 2005 as compared to $1.2 million or $0.44 per basic and diluted share for the quarter ended December 31, 2004. The decrease is primarily attributable to a decrease of $0.1 million in insurance revenue in the fourth quarter of 2005 as compared to the fourth quarter of 2004 and $77 thousand in investment gains realized in the fourth quarter of 2004. The insurance revenues were impacted by a softening market, causing lower premium rates in 2005 as compared to 2004, especially in consumer product lines.

On a year-to-date basis, net income was $4.8 million or $1.77 per basic and diluted share for the 12 months ended December 31, 2005, as compared to $4.5 million or $1.65 per basic and diluted share for the 12 months ended December 31, 2004.

All share and per share data included in this press release have been adjusted for the five percent stock dividend paid in December 2005.

Financial Position

Total assets at December 31, 2005 were $468.5 million, an increase of $9.0 million or 2.0 percent in comparison to September 30, 2005.

Total deposits for the quarter decreased 5.1 percent to $336.8 million at December 31, 2005 from $354.9 million at September 30, 2005, due primarily to the seasonally anticipated outflow of municipal deposits. Muni-Vest deposits decreased 41.7 percent or $19.7 million during the quarter, while regular savings decreased 6.6% or $6.1 million. These decreases were partially offset by a strong increase in demand deposits of 7.8% or $5.1 million and an increase in time deposits of 2.1% or $2.8 million, from the quarter ended September 30, 2005.

Non-performing loans as a percentage of total loans outstanding were 0.72 percent at December 31, 2005 as compared to 0.84 percent at September 30, 2005. Net charge-offs totaled $329 thousand in the fourth quarter 2005, as compared to net charge-offs of $55 thousand in the third quarter 2005. The increase in charge-offs are primarily attributable to one large commercial loan and one personal loan for which the Bank is aggressively pursuing collection. The allowance for loan losses totaled $3.2 million, or 1.23 percent of gross loans outstanding, at December 31, 2005, as compared to $3.3 million or 1.32 percent of gross loans outstanding at September 30, 2005.

Loan growth of $8.1 million in the fourth quarter was funded primarily with maturities of securities of $5.6 million. At December 31, 2005, total net loans outstanding were $256.8 million, or 54.8 percent of total assets, as compared to $248.7 million or 54.1 percent of total assets at September 30, 2005. Commercial loan growth was bolstered by solid core lending to the Bank’s target market, as well as continued success in equipment leasing by the Bank’s wholly-owned subsidiary, Evans National Leasing (ENL), which was acquired in December 2004 and now accounts for 6.6% of total loans outstanding.

Operational Results

Net interest income for the three month period ended December 31, 2005 was $3.6 million, an increase of $0.4 million over the same period in 2004, and is primarily a result of growth in interest-earning assets and the Company’s entry into the small ticket leasing business through ENL.

The net interest margin for the three month period ended December 31, 2005 was 3.47%, as compared to 3.29% for the same period in 2004. This increase is primarily due to higher yields on loans resulting from prime rate increases and a higher earned yield on increasing balances of lease receivables, which offset the Bank’s increase in the cost of interest-bearing liabilities in the three month period ended December 31, 2005. Muni-Vest deposits, time deposits, borrowings, and interest on the Company’s junior subordinated debentures were the primary drivers of this increase in the cost of funds.

Non-interest income was $2.4 million for the three month period ended December 31, 2005, an increase of $0.1 million, or 5.6% over the same period in 2004.

Non-interest expense was $4.3 million for the three month period ended December 31, 2005, an increase of $0.4 million, or 11.3% over the same period in 2004. Salary and employee benefit expense for the three month period ended December 31, 2005 increased $0.2 million from the same period in 2004 due to Company growth and merit pay increases awarded in early 2005. Additionally, in the three month period ended December 31, 2005, other expenses increased $0.1 million primarily due to company growth and expenses related to ENL.

“We are pleased with the results of fiscal 2005, which represented another year of record earnings for the Company. Our current de-novo banking strategy certainly adds a cost burden that the remainder of the Company must absorb during this phase of our growth. We expect 2006 to remain a challenging year for us as a result of the flat yield curve and softening insurance market, as well. However, we believe that we have executed a number of strategic initiatives which will position us for positive earnings growth in 2006 with insurance division performance expected to be bolstered by previous insurance agency acquisitions and the further maturation of our newer branches. We are excited about our prospects in 2006,” Tilley said.

* * * * *

Attached are Unaudited Financial Highlights and Consolidated Balance Sheets, Consolidated Statements of Income, and Condensed Consolidated Average Balance Sheets and Annualized Rates for Evans Bancorp, Inc. for the three and 12 month periods ended December 31, 2005.

A conference call will be held with Company management at 11:00 a.m. (ET) on Thursday February 2, 2006 to discuss our results for the fourth quarter 2005 at 1-888-396-2384 (request Q4 Evans Bancorp Inc., Earnings Conference Call – passcode 27519828). An audio recording will be available beginning one hour after the call through February 9, 2006 at 12:00 p.m., and may be accessed at 1-888-286-8010, passcode 29298186. The call will also be simultaneously broadcast live over the Internet through a link located at the following location: http://www.evansbancorp.com and will be archived at the same location, accessible for one year following the call. There is no charge to access either event.

Evans Bancorp, Inc. is a financial holding company and is the parent company of Evans National Bank, a commercial bank with 10 branches located in Western New York, which had approximately $468.5 million in assets and approximately $336.8 million in deposits at December 31, 2005. Evans National Bank’s wholly-owned subsidiaries include Evans National Leasing, Inc., a general business equipment leasing company. ENB Insurance Agency, Inc., a retail property and casualty insurance agency with 12 offices in Erie, Niagara, Cattaraugus and Chautauqua counties of Western New York, is an indirect, wholly-owned subsidiary of Evans Bancorp Inc. ENB Insurance Agency’s wholly owned subsidiaries include ENB Associates Inc., which provides non-deposit investment products. Evans Bancorp, Inc. common stock is listed on the Nasdaq National Market under the symbol EVBN.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenues and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include, among others, the following: (1) competitive pressures among financial services companies; (2) general economic conditions; (3) changes in legislation or regulatory requirements; (4) difficulties in achieving operating efficiencies; and (5) difficulties in integrating acquired companies’ businesses. Additional information on factors that could affect the Company’s business and results is discussed in the Company’s periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

EVANS BANCORP, INC. AND SUBSIDIARIES
UNAUDITED FINANCIAL HIGHLIGHTS

	Three Months Ended
	December 31,
	2005	2004	Change
	(In thousands except share and per share amounts)
Performance
Net Income	$1,126	$1,188	(5.2)%
Per Common Share:
Basic Earnings*	$0.41	$0.44	(6.8)%
Diluted Earnings*	$0.41	$0.44	(6.8)%
Common shares outstanding
Average-diluted*	2,725,294	2,727,066	(0.1)%
Period end basic*	2,729,779	2,722,044	0.3%
Return on (annualized)
Average total assets	0.98%	1.10%
Average stockholders’ equity	12.42%	13.54%
Net interest income	$3,599	$3,190	12.8%
Yield on average earning assets	5.82%	5.00%
Cost of interest-bearing liabilities	2.77%	1.98%
Net interest rate spread	3.05%	3.02%

Contribution of interest-free funds	0.42%	0.27%

Net interest margin	3.47%	3.29%

Net charge-offs to average total
loans (annualized)	0.5%	0.1%
Loan quality
Non-accrual loans	$1,775	$1,655
Accruing loans past due 90 days or more	$95	$151

Total non-performing loans	$1,870	$1,806
Non-performing loans to total loans	0.72%	0.82%
Allowance for loan losses to total loans	1.23%	1.36%

*All December 31, 2004 and 2005 share and per share data have been adjusted to reflect the five percent stock dividend paid on December 30, 2004 and December 7, 2005, respectively.

EVANS BANCORP, INC. AND SUBSIDIARIESY
CONSOLIDATED BALANCE SHEETS
December 31December June 3031, 20054 and December 31, 20042003
(Unaudited)

	December 31,	December 31,
	2005	2004
	(In thousands except share and
	per share amounts)
ASSETS
Cash and due from banks	$15,635	$8,124
Interest bearing accounts in other banks	—	984
Securities:
Available-for-sale, at fair value	155,610	166,817
Held-to-maturity, at amortized cost	4,342	3,062
Loans, net	256,810	217,599
Properties and equipment, net	8,151	7,747
Goodwill	9,639	9,219
Intangible assets	2,728	3,170
Bank-owned life insurance	9,586	7,943
Other assets	6,045	4,377

TOTAL ASSETS	$468,546	$429,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits:
Demand	$71,183	$54,013
NOW accounts	12,401	11,650
Regular savings	86,558	101,540
Muni-Vest savings	27,521	40,235
Time deposits	139,145	94,490
Total deposits	336,808	301,928
Other borrowed funds	70,468	68,034
Junior subordinated debentures	11,330	11,330
Securities sold under agreements to repurchase	6,435	7,306
Other liabilities	6,629	4,970
Total liabilities	431,670	393,568

STOCKHOLDERS’ EQUITY*
Common stock, $.50 par value; 10,000,000 shares authorized;
2,745,338 and 2,745,338 shares issued, respectively, and
2,729,779 and 2,722,044 shares outstanding, respectively	1,373	1,307
Capital surplus	26,155	23,361
Retained earnings	11,087	10,808
Accumulated other comprehensive (loss) income, net of tax	(1,387)	563
Less: Treasury stock, at cost (15,559 and 23,294 shares, respectively)	(352)	(565)

Total stockholders' equity	36,876	35,474

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$468,546	$429,042

*All December 31, 2004 and 2005 share and per share data have been adjusted to reflect the five percent stock dividend paid on December 30, 2004 and December 7, 2005, respectively.

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Three and Six NineTwelve Months Ended June 3December 301, 2005 and 2004 (Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2005	2004	2005	2004
		(In thousands except share		(In thousands except share
INTEREST INCOME		and per share amounts)		and per share amounts)
	Loans	$4,450	$3,154	$16,171	$11,815
	Federal funds sold/Interest on deposits at other banks	4	35	116	109
	Securities:
	Taxable	1,107	1,146	4,663	3,654
	Non-taxable	477	513	1,933	2,130

	Total interest income	6,038	4,848	22,883	17,708
INTEREST EXPENSE
	Deposits	1,739	1,140	6,241	4,047
	Borrowings	512	386	1,666	932
	Junior subordinated debentures	188	132	662	132

	Total interest expense	2,439	1,658	8,569	5,111
NET INTEREST INCOME		3,599	3,190	14,314	12,597
PROVISION FOR LOAN LOSSES		215	91	769	485

NET INTEREST INCOME AFTER
	PROVISION FOR LOAN LOSSES	3,384	3,099	13,545	12, 112
NON-INTEREST INCOME:
	Bank service charges	531	496	2,077	1,890
	Insurance service and fees	1,293	1,410	6,377	5,053
	Net gain on sales of securities	—	77	107	245
	Premium on loans sold	2	6	18	17
	Bank-owned life insurance	211	53	513	356
	Life insurance proceeds	—	—	95	—
	Other	362	229	1,252	1,011

	Total non-interest income	2,399	2,271	10,439	8,572
NON-INTEREST EXPENSE:
	Salaries and employee benefits	2,395	2,152	9,338	7,927
	Occupancy	493	470	1,978	1,805
	Supplies	67	68	337	290
	Repairs and maintenance	123	105	553	439
	Advertising and public relations	86	74	464	337
	Professional services	201	201	986	734
	Amortization of intangibles	129	127	515	385
	Other Insurance	86	92	368	349
	Other	743	595	2,865	2,513

	Total non-interest expense	4,323	3,884	17,404	14,779

INCOME BEFORE INCOME TAXES		1,460	1,486	6,580	5,905
INCOME TAXES		334	298	1,761	1,396

NET INCOME		$1,126	$1,188	$4,819	$4,509

Net income per common share-basic*		$0.41	$0.44	$1.77	$1.65

Net income per common share-diluted*		$0.41	$0.44	$1.77	$1.65
Weighted average number of common shares*		2,724,687	2,722,335	2,722,644	2,725,469
Weighted average number of diluted shares*		2,725,294	2,727,066	2,723,960	2,727,363

*All December 31, 2004 and 2005 share and per share data have been adjusted to reflect the five percent stock dividend paid on December 30, 2004 and December 7, 2005, respectively.

Evans Bancorp, Inc.
Condensed Consolidated Average Balance Sheet and Annualized Rates (Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2005			December 31, 2004
	Average	Interest		Average	Interest
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(in thousands)			(in thousands)
ASSETS
Interest-earning assets:
Loans, net	$251,959	$4,450	7.06%	$207,330	$3,154	6.08%
Taxable investments	116,868	1,107	3.79%	127,711	1,146	3.59%
Tax-exempt investments	45,458	477	4.20%	47,264	513	4.34%
Time deposits-other bank	—	—	0.00%	984	4	1.63%
Federal funds sold	383	4	4.08%	4,424	31	2.80%

Total interest-earning assets	414,668	$6,038	5.82%	387,713	$4,848	5.00%

Non-interest earning assets
Cash and due from banks	11,257			13,671
Premises and equipment, net	8,217			7,638
Other assets	27,407			23,780

Total Assets	$461,549			$432,802

LIABILITIES & STOCKHOLDERS’
EQUITY
Interest-bearing liabilities
Now accounts	$11,733	$5	0.18%	$10,625	$5	0.20%
Savings deposits	90,746	191	0.84%	101,916	244	0.96%
Muni-Vest savings	40,428	351	3.48%	52,269	253	1.93%
Time deposits	136,997	1,192	3.48%	103,466	638	2.47%
Fed funds purchased	20,217	225	4.44%	1,376	6	1.74%
Securities sold u/a to
repurchase	7,158	15	0.82%	7,588	15	0.79%
FHLB advances	33,241	269	3.24%	46,873	361	3.08%
Junior subordinated
debentures	11,330	188	6.64%	11,000	132	4.84%
Notes payable	398	3	2.69%	613	4	2.61%

Total interest-bearing liabilities	352,248	$2,439	2.77%	335,726	$1,658	1.98%

Non-interest bearing liabilities
Demand deposits	66,154			56,098
Other	6,875			5,876

Total liabilities	$425,277			$397,700
Stockholders’ equity	36,272			35,102

Total Liabilities and Stockholders’
Equity	$461,549			$432,802

Net interest earnings		$3,599			$3,190

Net yield on interest earning assets			3.47%			3.29%
Net Interest rate spread			3.05%			3.02%

Evans Bancorp, Inc.
Condensed Consolidated Average Balance Sheet and Annualized Rates (Unaudited)

	Twelve Months Ended				Twelve Months Ended
	December 31, 2005				December 31, 2004
	Average	Interest		Average		Interest
	Outstanding	Earned/	Yield/	Outstanding		Earned/		Yield/
	Balance	Paid	Rate	Balance		Paid		Rate
	(in thousands)				(in thousands)
ASSETS
Interest-earning assets:
Loans, net	$236,754	$16,171	6.83%		$196,711		$11,815	6.01%
Taxable investments	124,774	4,663	3.74%		103,173		3,654	3.54%
Tax-exempt investments	45,751	1,933	4.23%		49,514		2,130	4.30%
Time deposits-other bank	215	3	1.40%		832		14	1.68%
Federal funds sold	4,462	113	2.53%		7,051		95	1.35%

Total interest-earning assets	411,956	$22,883	5.55%		357,281		$17,708	4.96%

Non-interest earning assets
Cash and due from banks	11,183				11,163
Premises and equipment, net	8,215				6,905
Other assets	26,160				18,140

Total Assets	$457,514				$393,489

LIABILITIES & STOCKHOLDERS’
EQUITY
Interest-bearing liabilities
Now accounts	$11,976	$22	0.18%		$11,272		$22	0.20%
Savings deposits	94,841	804	0.85%		86,018		550	0.64%
Muni-Vest Savings	51,300	1,454	2.83%		62,060		949	1.53%
Time deposits	126,945	3,961	3.12%		102,164		2,526	2.47%
Fed funds purchased	8,287	323	3.89%		2,243		29	1.29%
Securities sold u/a to ___repurchase	6,467	50	0.78%		7,160		60	0.84%
FHLB advances	41,173	1,280	3.11%		25,489		825	3.24%
Junior subordinated ___debentures	11,330	662	5.85%		2,765		132	4.77%
Notes payable	479	13	2.71%		697		18	2.58%

Total interest-bearing liabilities	352,798	$8,569	2.43%		299,868		$5,111	1.70%

Non-interest bearing liabilities
Demand deposits	62,186				54,318
Other	6,419				4,953

Total liabilities	$421,403				$359,139
Stockholders’ equity	36,111				34,350

Total Liabilities and Stockholders’
Equity	$457,514				$393,489

Net interest earnings		$14,314					$12,597

Net yield on interest earning assets			3.47%					3.53%
Net Interest rate spread			3.12%					3.26%